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As filed with the Securities and Exchange Commission on May 16, 2024

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CLEARPOINT NEURO, INC.
(Exact name of registrant as specified in its charter)

Delaware	58-2394628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
120 S. Sierra Ave., Suite 100 Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

FIFTH AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

(Full title of the plans)

Ellisa Cholapranee
General Counsel and Secretary
120 S. Sierra Ave., Suite 100
Solana Beach, California 92075
(Name and address of agent for service)

(888) 287-9109
(Telephone number, including area code, of agent for service)

With copies to:
Richard F. Mattern, Esq.
Bass, Berry & Sims PLC
The Tower at Peabody Place – 100 Peabody Place, Suite 1300
Memphis, TN 38103-3672
(901) 543-5933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of (i) the registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 25, 2013 (Registration No. 333-191908), (ii) the registration statement on Form S-8 filed by the Registrant with the Commission on August 17, 2015 (Registration No. 333-206432), (iii) the registration statement on Form S-8 filed by the Registrant with the Commission on October 3, 2017 (Registration No. 333-220783), (iv) the registration statement on Form S-8 filed by the Registrant with the Commission on June 3, 2020 (Registration No. 333-238907), and (v) the registration statement on Form S-8 filed by the Registrant with the Commission on June 1, 2022 (Registration No. 333-265349), with respect to the ClearPoint Neuro, Inc. 2013 Incentive Compensation Plan, as amended and restated.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing information required by Part I of this Registration Statement will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the Note to Part I of Form S-8, such documents are not filed with the Commission either as a part of this Registration Statement or as prospectuses or prospectus supplements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference into this Registration Statement:
•The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 12, 2024;
•The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed on May 7, 2024;
•The Registrant’s Current Reports on Form 8-K filed on March 1, 2024, and May 16, 2024 ; and
•The description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8A12B filed with the Commission on December 6, 2019 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the filing of this Registration Statement (except for any portions of the Registrant’s current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The exhibits listed below are filed as part of or incorporated into this Registration Statement.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2012).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2015).

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2016).

4.4
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ClearPoint Neuro, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2020).

4.5
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ClearPoint Neuro, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2023).

4.6
Amended and Restated Bylaws of ClearPoint Neuro, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2012).

4.7
Second Amended and Restated Bylaws of ClearPoint Neuro, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2020).

4.8
Third Amended and Restated Bylaws of ClearPoint Neuro, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2021).

4.9
Fourth Amended and Restated Bylaws of ClearPoint Neuro, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2022).

4.10
Specimen of Common Stock Certificate of ClearPoint Neuro, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2020).

4.11
Fifth Amended and Restated 2013 Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2024).

5.1*	Opinion of Bass, Berry & Sims PLC

23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

23.2*	Consent of Cherry Bekaert LLP

24.1*	Power of attorney (included on signature page)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Solana Beach, state of California, on May 16, 2024.

CLEARPOINT NEURO, INC.

By:	/s/ Joseph M. Burnett
Name:	Joseph M. Burnett
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

The undersigned directors and officers do hereby constitute and appoint Joseph M. Burnett and Danilo D’Alessandro and Ellisa Cholapranee and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joseph M. Burnett	Chief Executive Officer and Director	May 16, 2024
Joseph M. Burnett	(Principal Executive Officer)
/s/ Danilo D’Alessandro	Chief Financial Officer	May 16, 2024
Danilo D’Alessandro	(Principal Financial and Accounting Officer)
/s/ R. John Fletcher	Director	May 16, 2024
R. John Fletcher
/s/ Lynnette C. Fallon	Director	May 16, 2024
Lynnette C. Fallon
/s/ Pascal E.R. Girin	Director	May 16, 2024
Pascal E.R. Girin

/s/ B. Kristine Johnson	Director	May 16, 2024
B. Kristine Johnson

/s/ Matthew B. Klein	Director	May 16, 2024
Matthew B. Klein
/s/ Linda M. Liau	Director	May 16, 2024
Linda M. Liau
/s/ Timothy T. Richards	Director	May 16, 2024
Timothy T. Richards